Exhibit 10.2

FORM OF SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is dated as of July 12, 2013 by and among MARKEL CORPORATION, a Virginia corporation (the “Borrower”), the banks and financial institutions listed on the signature pages hereto (the “Lenders”) and SUNTRUST BANK, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower entered into that certain Amended and Restated Credit Agreement dated as of September 23, 2011 among the Borrower, certain of the Lenders and the Administrative Agent, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of February 28, 2013 (as so amended, the “Credit Agreement”); and

WHEREAS, the Borrower and Lenders desire to (i) amend the Credit Agreement on the terms and conditions hereof and (ii) evidence the increase of the Aggregate Revolving Commitments pursuant to Section 2.20 of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, the parties hereto agree as follows:

Section 1. Definitions. Except as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2. Amendments to Credit Agreement.

(a) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions thereto:

“Alterra” shall mean Alterra Capital Holdings Limited, a Bermuda exempted limited liability company.

“Alterra Bermuda” shall mean Alterra Bermuda Limited, a Bermuda exempted limited liability company resulting from the amalgamation of Alterra Insurance Limited (f/k/a Max Bermuda Ltd.) and Harbor Point Re Limited.

“Alterra Bermuda Credit Agreement” shall mean that certain Credit Agreement dated as of December 21, 2006 between Alterra Bermuda, as borrower, and The Bank of Nova Scotia, as administrative agent, as such agreement has been amended from time to time through the date hereof (and as such agreement is in effect on the Increase Effective Date without giving effect to any amendments or other modifications after the Increase Effective Date).

“Alterra Credit Agreements” shall mean the Alterra Bermuda Credit Agreement and the Alterra Holdings Credit Agreement.

“Alterra Holdings Credit Agreement” shall mean that certain Credit Agreement dated as of December 16, 2011 among Alterra, Alterra Bermuda and Alterra Reinsurance USA, Inc., as borrowers, various financial institutions as lenders, Bank of America, N.A., as administrative agent, fronting bank and letter of credit administrator, as amended by the First Amendment to Credit Agreement and Consent dated as of February 7, 2013 (as such agreement is in effect on the Increase Effective Date without giving effect to any amendments or other modifications after the Increase Effective Date).

“Increase Effective Date” shall mean July 12, 2013.

(b) Section 4.4 of the Credit Agreement is hereby amended by deleting the second sentence in such Section in its entirety and substituting in lieu thereof the following:

“Neither the Borrower nor any of its Material Subsidiaries is a party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits the ability of any Material Subsidiary (A) to make dividend payments or other distributions in respect of its Capital Stock, (B) to repay Indebtedness owed to the Borrower or any Subsidiary, (C) to make loans or advances to the Borrower or any Subsidiary, or (D) to transfer any of its assets or properties to the Borrower or any of its Subsidiaries, in each case, other than such restrictions or encumbrances existing under or by reason of (i) the Credit Documents, (ii) any Applicable Law, (iii) agreements with Governmental Authorities which could not reasonably be expected to result in a Material Adverse Effect and/or (iv) in the case of dividends or other distributions under clause (A) above, the Alterra Credit Agreements.”

Section 3. Increased Revolving Commitments. The Administrative Agent, the Borrower and each of the Lenders hereby confirm and agree that, on and as of the Increase Effective Date and after giving effect to the increase of the Aggregate Revolving Commitments pursuant to Section 2.20 of the Credit Agreement, the Revolving Commitments of each of the Lenders shall be as set forth on Schedule I attached hereto.

Section 4. Representations and Warranties. As a condition to the Administrative Agent and the Lenders entering into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a) Authorization. The Borrower has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, and the other Credit Documents to which it is a party in accordance with their respective terms. This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its respective terms.

(b) Compliance with Laws. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority and will not violate any applicable law or regulation or the bylaws of the Borrower, the certificate of incorporation of the Borrower, or other organizational documents of the Borrower or any order of any Governmental Authority; (ii) violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower; or (iii) result in the creation or imposition of any Lien on any asset of the Borrower.

(c) Reaffirmation. As of the date of this Amendment and after giving effect to this Amendment, the representations and warranties set forth in the Credit Documents are true and correct in all material respects (except for those representations and warranties that are already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects), except that any representations or warranties that are made as of a specific earlier date, in which case such representation or warranty shall be true and correct as of such earlier date; and

(d) No Default. As of the date hereof and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

Section 5. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents and agreements executed and delivered in connection herewith.

Section 6. Conditions. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent (provided that the parties hereto hereby agree that the amendments contained in Section 2 hereof shall be deemed to be effective on and as of May 1, 2013):

(a) the Administrative Agent (or its counsel) shall have received a counterpart of this Amendment duly executed by the Borrower, the Lenders and the Administrative Agent;

(b) the payment by the Borrower to SunTrust Robinson Humphrey, Inc. (“STRH”) and the Lenders of all fees and expenses contemplated by that certain fee letter dated June 24, 2013 between STRH and the Borrower; and

(c) the representations and warranties set forth in Section 4 shall be true and correct.

Section 7. Effect; Ratification.

(a) Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Credit Documents remain unchanged and continue to be in full force and effect. The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein. The Credit Agreement is hereby ratified and confirmed in all respects. Each reference to the Credit Agreement in any of the Credit Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.

(b) Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Credit Documents, or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Credit Documents.

(c) This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall for all purposes be deemed to be a “Credit Document” under the Credit Agreement and entitled to the benefits thereof.

Section 8. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. The exchange of copies of this Amendment and of signature pages by facsimile or .pdf via email transmission shall constitute effective execution and delivery of this Amendment as to the parties.

Section 10. Severability; Headings. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The section and subsection headings used in this Amendment are for convenience of reference only and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

Section 11. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Amended and Restated Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MARKEL CORPORATION

By:
Name:
Title:

SUNTRUST BANK, as Administrative Agent and as a Lender

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

BARCLAYS BANK PLC

By:
Name:
Title:

BRANCH BANKING & TRUST COMPANY

By:
Name:
Title:

CITIBANK, N.A.

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

THE NORTHERN TRUST COMPANY

By:
Name:
Title:

SCHEDULE I

Lender	Revolving Commitment
SunTrust Bank	$52,500,000
Wells Fargo Bank, National Association	$52,500,000
Barclays Bank PLC	$40,000,000
Branch Banking & Trust Company	$40,000,000
Citibank, N.A.	$40,000,000
JPMorgan Chase Bank, N.A.	$40,000,000
The Northern Trust Company	$35,000,000

Total:	$300,000,000